Exhibit (c)-(4)

LakeShore Biopharma Co., Ltd. Private and Confidential The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Kroll, LLC. Fairness Analysis Presented to the Special Committee of Independent Directors Prepared by: Duff & Phelps Opinions Practice of Kroll April 28, 2026

Duff & Phelps Disclaimer 2 • The following pages contain materials that are being provided by Kroll, LLC (“ Duff & Phelps ”), operating through its Duff & Phelps Opinions Practice, to the special committee (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in their capacity as members of the Special Committee) of LakeShore Biopharma Co . , Ltd (the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee dated September 9 , 2025 and the addendum thereto dated April 7 , 2026 . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps has relied on the information provided to it and has not independently verified the accuracy or completeness of such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis • Discounted Cash Flow Analysis • Selected Public Companies / M&A Transactions Analysis • Option Value Analysis 3

1. Introduction and Transaction Overview

Introduction and Transaction Overview 5 The Engagement • Duff & Phelps was engaged by the Company to serve as an independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to the holders of ordinary shares, par value US $ 0 . 0002 per share, of the Company (each, a “ Share ” or, collectively, “ Shares ”), other than the Excluded Shares and the Dissenting Shares (each as defined below), of the Per Share Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Oceanpine Skyline Inc . , an exempted company with limited liability incorporated under the laws of the Cayman Islands (“ Parent ”), and Oceanpine Merger Sub Inc . , an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“ Merger Sub ”), entered into an Agreement and Plan of Merger dated November 4 , 2025 , and propose to enter into an Amendment No . 1 to Agreement and Plan of Merger, the latest draft of which Duff & Phelps has reviewed is dated April 13 , 2026 (together with the Agreement and Plan of Merger, the “ Merger Agreement ”) . Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, with the Company being the surviving company and becoming a wholly owned subsidiary of Parent as a result of the merger . In connection with such merger, among other things, each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist in exchange for the right to receive US $ 0 . 066 in cash per Share without interest (the “ Per Share Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean collectively, (a) the Rollover Shares, (b) Shares held by any of Parent, Merger Sub and any of their respective Affiliates, (c) Shares held by the Company or any Subsidiary of the Company or held in the Company’s treasury, and (d) Shares held by holders who prior to the Closing agree with Parent not to receive any Merger Consideration with respect to such Shares; and (ii) “ Dissenting Shares ”, “ Effective Time ”, “ Rollover Shares ”, “ Affiliates” , “ Subsidiary ”, “ Closing ” and “ Merger Consideration ” shall have the meanings set forth in the Merger Agreement.

Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below : • Reviewed the following documents : – The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission for the years ended March 31 , 2023 through March 31 , 2025 ; – Certain unaudited and segment financial information for the Company for the years ended March 31 , 2023 through March 31 , 2026 , provided to Duff & Phelps by the management of the Company and which the management of the Company identified as being the most current financial statements available ; – A detailed financial projection model for the Company for the years ending March 31 , 2027 through March 31 , 2033 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; – Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; – A letter dated April 24 , 2026 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; and – The Agreement and Plan of Merger dated November 4, 2025, and a draft of the Amendment No. 1 to Agreement and Plan of Merger dated April 13, 2026; 6 Introduction and Transaction Overview

Scope of Analysis (continued) 7 Introduction and Transaction Overview • Discussed the information referred to on the previous page and the background and other elements of the Proposed Transaction with the management of the Company ; • Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; • Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; • Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and • Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview

Ownership Summary

LakeShore Biopharma Co., Ltd - Ownership		
Current Shareholders	**Ordinary Shares**	**% of Ownership**
Buyer Group		
Crystal Peak Investment Inc	21,021,332	51.0%
OCEANPINE INVESTMENT FUND II LP	410,560	1.0%
Oceanpine Capital Inc.	52,200	0.1%
Adjuvant Global Health Technology Fund, L.P.	243,630	0.6%
Adjuvant Global Health Technology Fund DE, L.P.	46,668	0.1%
MSA GROWTH FUND II, L.P.	112,904	0.3%
Epiphron Capital (Hong Kong) Limited	70,083	0.2%
Superstring Capital Master Fd LP	30,792	0.1%
Buyer Group	21,988,169	53.4%
Management and Directors		
Shao Hui (President, Chief Business Officer & Vice Chairman)	313,638	0.8%
Management and Directors	313,638	0.8%
Institutional Investors and Individual Investors		
Apex Prospect Limited / Fung Ching Wong	9,836,010	23.9%
Yi Zhang (Former Chairperson)	4,908,919	11.9%
Golden Biomedical Century Holdings	389,725	0.9%
Summit Healthcare Acquisition Sponsor LLC	385,348	0.9%
NG HAU HUNG	351,918	0.9%
Top 5 Institutional and Individual Investors	15,871,920	37.7%
Total Institutional Investors and Individual Investors	16,524,459	40.1%
Public Investors and Others	2,386,427	5.8%
Total Shares Outstanding (1)	41,212,693	100.0%

(1) Based on the number of ordinary shares outstanding as provided by the management of the Company.

Source: Company filings, Capital IQ, the management of the Company.

KROLL 8

Introduction and Transaction Overview Trading Analysis LakeShore Biopharma Co., Ltd - Trading History April 24, 2025 to April 24, 2026 Source: Capital IQ, SEC filings, press releases. LakeShore Biopharma Co., Ltd Historical Trading Metrics (in thousands, except per share) Post Offer During one year prior to Offer $0.04 Average Closing Price $0.94 Average Closing Price $0.07 High $2.75 High $0.03 Low $0.04 Low 6.6 Average Volume 101.3 Average Volume 0.0% % of Shares Issued and Outstanding 0.2% % of Shares Issued and Outstanding 0.1% % of Float 2.0% % of Float 9

LakeShore Biopharma Co., Ltd - Offer Price Premium Relative To Share Implied Price Premium 65.0% $0.040 One - day prior to Offer (3/23/26) 15.8% $0.057 10 - day average VWAP prior to Offer $0.066 Offer Price Per Share Source: Capital IQ. Proposed Transaction Introduction and Transaction Overview LakeShore Biopharma Co., Ltd - Implied Multiples (USD in millions, except per share data) Offer $0.066 Shares Issued and Outstanding 41.2 $2.7 Implied Equity Value (15.0) Less: Cash and Cash Equivalents 19.5 Plus: Bank Loans and Other Borrowings 22.7 Plus: Due to Related Parties 84.3 Plus: Financial Liabilities from Arbitral Awards (1) $114.3 Implied Enterprise Value Implied Offer Multiples : 1.39x 1.47x 1.47x EV / FY 3/31/2026 Revenue $82.0 EV / FY 3/31/2027 Revenue $78.0 EV / FY 3/31/2028 Revenue $77.5 14.0x 11.5x 9.7x EV / FY 3/31/2026 EBITDA $8.1 EV / FY 3/31/2027 EBITDA $10.0 EV / FY 3/31/2028 EBITDA $11.8 Note : Balance sheet data as of March 31 , 2026 . Financial performance metrics presented are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management the Company . Source : The management of the Company 10

Introduction and Transaction Overview

Valuation Summary

Valuation Summary

(RMB in thousands, except per Share values or otherwise noted)

	Discounted Cash Flow Analysis			Selected Public Companies / M&A Transactions Analysis			Proposed Transaction
	Low		High	Low		High	
Valuation Analysis Indications							
Enterprise Value Range	**¥594,000**	-	**¥713,300**	**¥534,900**	-	**¥646,600**	
Plus: Cash and Cash Equivalents	102,311	-	102,311	102,311	-	102,311	
Less: Bank Loans and Other Borrowings	(133,522)	-	(133,522)	(133,522)	-	(133,522)	
Less: Due to Related Parties	(155,000)	-	(155,000)	(155,000)	-	(155,000)	
Equity Value Range (Before Financial Liabilities from Arbitral Awards)	**¥407,790**	-	**¥527,090**	**¥348,690**	-	**¥460,390**	
Less: Financial Liabilities from Arbitral Awards (1)	(576,500)	-	(576,500)	(576,500)	-	(576,500)	
Equity Value Range	-NM-	-	-NM-	-NM-	-	-NM-	
Equity Value Range (USD)	-NM-	-	-NM-	-NM-	-	-NM-	
Shares Issued and Outstanding	41,212,693	-	41,212,693	41,212,693	-	41,212,693	
Value Per Share Range (RMB)	-NM-	-	-NM-	-NM-	-	-NM-	
RMB to USD FX Rate (as of 4/26/2026)	6.84	-	6.84	6.84	-	6.84	Offer Price
Value Per Share Range (USD)	-NM-	-	-NM-	-NM-	-	-NM-	$0.066
Option Value Analysis Indications							Offer Price
Value Per Share Range (USD)	**$0.01**	-	**$0.22**	**$0.00**	-	**$0.13**	$0.066
Implied Valuation Multiples							
EV / FY 3/31/2026 Revenue	1.06x	-	1.27x	0.95x	-	1.15x	1.39x
EV / FY 3/31/2027 Revenue	1.11x	-	1.34x	1.00x	-	1.21x	1.47x
EV / FY 3/31/2028 Revenue	1.12x	-	1.35x	1.01x	-	1.22x	1.47x
EV / FY 3/31/2026 EBITDA	10.7x	-	12.8x	9.6x	-	11.6x	14.0x
EV / FY 3/31/2027 EBITDA	8.7x	-	10.5x	7.9x	-	9.5x	11.5x
EV / FY 3/31/2028 EBITDA	7.4x	-	8.8x	6.6x	-	8.0x	9.7x

(1) Reflects the financial liabilities resulted from the arbitral awards received by the Company as previously disclosed in the Company's current report on Form 6-K furnished with the SEC.

Note: Balance sheet data as of March 31, 2026. Financial performance metrics presented are adjusted to exclude public company costs, transaction costs and non-recurring items as provided by the management the Company.

KROLL 11

2. Valuation Analysis

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

	2023A	2024A	2025A	2026A	Management Projections 2027P	2028P	2029P	2030P	2031P	2032P	2033P
Total Revenue	￥687,201	￥573,418	￥614,962	￥560,626	￥533,277	￥530,035	￥533,877	￥537,387	￥551,860	￥564,373	￥569,743
Growth	NA	(16.6%)	7.2%	(8.8%)	(4.9%)	(0.6%)	0.7%	0.7%	2.7%	2.3%	1.0%
EBITDA (1)	-￥93,003	-￥229,301	-￥556	￥55,700	￥68,089	￥80,783	￥92,161	￥101,734	￥105,945	￥113,489	￥115,308
Margin %	(13.5%)	(40.0%)	(0.1%)	9.9%	12.8%	15.2%	17.3%	18.9%	19.2%	20.1%	20.2%
Growth	NA	NM	NM	NM	22.2%	18.6%	14.1%	10.4%	4.1%	7.1%	1.6%
EBIT (1)	-￥129,733	-￥271,525	-￥37,211	￥18,328	￥33,607	￥45,535	￥56,148	￥64,890	￥68,182	￥74,719	￥75,444
Margin %	(18.9%)	(47.4%)	(6.1%)	3.3%	6.3%	8.6%	10.5%	12.1%	12.4%	13.2%	13.2%
Growth	NA	NM	NM	NM	83.4%	35.5%	23.3%	15.6%	5.1%	9.6%	1.0%
Capital Expenditures	￥57,050	￥44,251	￥17,859	￥19,516	￥9,000	￥8,500	￥9,000	￥10,000	￥11,000	￥12,000	￥13,000
% of Total Revenue	8.3%	7.7%	2.9%	3.5%	1.7%	1.6%	1.7%	1.9%	2.0%	2.1%	2.3%
% of EBITDA	NM	NM	NM	35.0%	13.2%	10.5%	9.8%	9.8%	10.4%	10.6%	11.3%
Net Working Capital	￥207,633	￥180,104	￥302,333	￥365,896	￥386,169	￥410,267	￥407,112	￥422,260	￥435,201	￥435,511	￥436,692
% of Total Revenue	30.2%	31.4%	49.2%	65.3%	72.4%	77.4%	76.3%	78.6%	78.9%	77.2%	76.6%

Note: Balance sheet data as of March 31, 2026. Fiscal years ending on March 31 each year.

(1) EBITDA and EBIT are adjusted to exclude public company costs, transaction costs and non-recurring items as provided by the management of the Company.

Source: Company filings, the management of the Company.

KROLL 13

Discounted Cash Flow Analysis Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending March 31 , 2027 through 2033 (excluding public company expenses and transaction costs, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the discounted cash flow (“ DCF ”) analysis . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis: – Revenue increases at a compound annual growth rate (“ CAGR ”) of 0.2% from 2026 to 2033. – EBITDA increases at a CAGR of 11.0% from 2026 to 2033. – EBITDA margin averages 17.7% from 2027 to 2033, with EBITDA margin projected to reach 20.2% by 2033. – Capital expenditures averages 1.9% of total revenue from 2027 to 2033. – Net working capital averages 76.8% of total revenue from 2027 to 2033. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 13.0% to 15.0%. 14 Valuation Analysis

Discounted Cash Flow Analysis Summary Discounted Cash Flow Analysis Terminal (RMB in thousands) Year 2033P 2032P 2031P 2030P 2029P 2028P 2027P 2026A ̞ 569,743 ̞ 569,743 ̞ 564,373 ̞ 551,860 ̞ 537,387 ̞ 533,877 ̞ 530,035 ̞ 533,277 ̞ 560,626 Total Revenue 2.3% 1.0% 2.7% 0.7% 0.7% (0.6%) (4.9%) (8.8%) Growth ̞ 113,489 ̞ 115,308 ̞ 115,308 ̞ 105,945 ̞ 101,734 ̞ 92,161 ̞ 80,783 ̞ 68,089 ̞ 55,700 EBITDA (1) 20.2% 20.2% 20.1% 19.2% 18.9% 17.3% 15.2% 12.8% 9.9% Margin 1.6% 7.1% 4.1% 10.4% 14.1% 18.6% 22.2% NM Growth ̞ 102,958 ̞ 75,444 ̞ 74,719 ̞ 68,182 ̞ 64,890 ̞ 56,148 ̞ 45,535 ̞ 33,607 Earnings Before Interest and Taxes (1) - 15,444 - 11,317 - 11,208 - 10,227 - 9,733 - 8,422 - 6,830 - 5,041 Pro Forma Taxes 87,514 64,127 63,511 57,954 55,156 47,726 38,705 28,566 Net Operating Profit After Tax 12,350 39,864 38,770 37,764 36,845 36,014 35,248 34,482 Depreciation - 13,000 - 13,000 - 12,000 - 11,000 - 10,000 - 9,000 - 8,500 - 9,000 Capital Expenditures - 12,719 - 1,181 - 310 - 12,941 - 15,148 3,156 - 24,099 - 20,273 (Increase) / Decrease in Working Capital ̞ 74,145 ̞ 89,810 ̞ 89,971 ̞ 71,777 ̞ 66,853 ̞ 77,895 ̞ 41,354 ̞ 33,776 Free Cash Flow High Low Enterprise Value Range 3.00% 3.00% Terminal Growth Rate 13.00% 15.00% Discount Rate ̞ 713,300 ̞ 594,000 Enterprise Value Range Implied Valuation Multiples 1.27x 1.34x 1.35x 1.06x 1.11x 1.12x ̞ 560,626 ̞ 533,277 ̞ 530,035 EV / FY 3/31/2026 Revenue EV / FY 3/31/2027 Revenue EV / FY 3/31/2028 Revenue 12.8x 10.5x 8.8x 10.7x 8.7x 7.4x ̞ 55,700 ̞ 68,089 ̞ 80,783 EV / FY 3 / 31 / 2026 EBITDA EV / FY 3 / 31 / 2027 EBITDA EV / FY 3 / 31 / 2028 EBITDA 15 Valuation Analysis (1) EBITDA and EBIT are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management of the Company.

Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected seven publicly traded companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue and enterprise value to EBITDA. Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions . However, due to the limited number of recent transactions involving target companies comparable to the Company and which have implied valuation multiples available, Duff & Phelps focused primarily on the selected public companies analysis in its selection of multiples for the Company . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations . 16 Valuation Analysis

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis **As of April 24, 2026**

COMPANY INFORMATION	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN			
Company Name	3-YR CAGR	LTM	2026	2027	3-YR CAGR	LTM	2026	2027	3-YR AVG	LTM	2026	2027
Ab&B Bio-Tech CO., LTD. JS	NA	517.0%	NA	NA	NA	NM	NA	NA	NM	-50.4%	NA	NA
AIM Vaccine Co., Ltd.	-6.5%	6.6	NA	NA	NM	NM	NA	NA	-62.5%	-7.3	NA	NA
Bavarian Nordic A/S	-6.0	9.2	-17.2%	6.3%	76.2%	3.7%	-17.2%	16.4%	30.7	26.7	26.7%	29.2%
CanSino Biologics Inc.	1.1	26.2	32.8	25.3	NM	NA	278.6	87.5	-141.9	7.5	21.3	31.8
Clover Biopharmaceuticals, Ltd.	NA	79.2	NA	NA	NA	NM	NA	NA	NM	NM	NA	NA
Kamada Ltd.	11.7	12.1	12.2	12.8	33.3	22.1	9.1	28.0	19.3	21.9	21.3	24.2
Sanofi	5.0	5.5	9.3	6.9	-1.1	8.3	9.5	8.2	27.0	27.3	29.3	29.6
Mean	**1.1%**	**93.7%**	**9.3%**	**12.8%**	**36.1%**	**11.4%**	**70.0%**	**35.0%**	**-25.5%**	**4.3%**	**24.6%**	**28.7%**
Median	**1.1%**	**12.1%**	**10.8%**	**9.8%**	**33.3%**	**8.3%**	**9.3%**	**22.2%**	**19.3%**	**14.7%**	**24.0%**	**29.4%**
LakeShore Biopharma Co., Ltd (1)	**-6.6%**	**-8.8%**	**-4.9%**	**-0.6%**	**NM**	**NM**	**22.2%**	**18.6%**	**-10.0%**	**9.9%**	**12.8%**	**15.2%**

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
NM = Not Meaningful
NA = Not Available

(1) 2026 and 2027 metrics for the Company reflect fiscal years ending 3/31/27 and 3/31/28, respectively.

Note: The Company's EBITDA is adjusted to exclude public company costs, transaction costs and non-recurring items as provided by Company management.

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

KROLL 17

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis **As of April 24, 2026**

(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF					
Company Name	Common Stock Price (Primary) on 4/24/2026	% of 52-Week High	Market Capitalization	Enterprise Value	LTM EBITDA	2026 EBITDA	2027 EBITDA	LTM Revenue	2026 Revenue	2027 Revenue
Ab&B Bio-Tech CO., LTD. JS	HKD 29.32	40.2%	$1,472	$1,591	NM	NA	NA	NM	NA	NA
AIM Vaccine Co., Ltd.	HKD 2.25	37.4	352	589	NM	NA	NA	3.19x	NA	NA
Bavarian Nordic A/S	DKK 186.70	76.3	2,249	1,746	6.6x	7.9x	6.8x	1.78	2.16x	2.03x
CanSino Biologics Inc.	HKD 32.84	58.1	1,653	1,426	NM	31.5	16.9	9.13	6.87	5.48
Clover Biopharmaceuticals, Ltd.	HKD 2.97	92.8	492	436	NM	NA	NA	NM	NA	NA
Kamada Ltd.	ILS 24.44	84.6	472	408	9.9	9.1	7.1	2.26	2.01	1.79
Sanofi	EUR 80.08	81.4	113,205	119,929	7.9	7.2	6.7	2.19	2.15	2.01
Mean		**67.2%**	**$17,128**	**$18,018**	**8.1x**	**13.9x**	**9.4x**	**3.71x**	**3.30x**	**2.83x**
Median		**76.3%**	**$1,472**	**$1,426**	**7.9x**	**8.5x**	**7.0x**	**2.26x**	**2.15x**	**2.02x**

LTM = Latest Twelve Months

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest]
- [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

NM = Not Meaningful

NA = Not Available

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

KROLL 18

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA
12/23/2025	Dynavax Technologies Corporation	Develops and commercializes vaccines in the United States and internationally.	Sanofi	$1,539	$331	$24	7.3%	4.66x	63.6x
6/12/2025	CureVac N.V.	Developing various mRNA medicines, including clinical and preclinical candidates for various disease indications in prophylactic vaccines, oncology, and molecular therapy.	BioNTech SE	$795	$566	$266	47.0%	1.40x	3.0x
2/7/2025	Mitsubishi Tanabe Pharma Corporation	Manufactures and sells pharmaceuticals and OTC products in Japan, Europe, North America, other Asian countries, and internationally.	Bain Capital Private Equity, LP	$3,373	$3,437	-$362	NM	0.98x	NM
3/13/2025	Endo, Inc.	Develops, manufactures, markets, and sells various pharmaceutical products and provides life-enhancing therapies in the United States and internationally.	Keenova Therapeutics plc	$4,010	$1,760	-$13	-0.8%	2.28x	NM
3/29/2023	GreenLight Biosciences, Inc.	Researches, develops, manufactures, and commercializes RNA-based crop protection solutions	Fall Line Capital, LLC; Fall Line Endurance Fund, Lp	$38	$10	-$146	NM	3.66x	NM
12/20/2021	Sanofi-Aventis Pakistan Limited	Manufactures, sells, and trades in pharmaceutical and related products in Pakistan, Afghanistan, and internationally.	Packages Limited; Ali Gohar & Co. (Pvt) Ltd; IGI Investments (Private) Limited	$43	$79	$10	12.3%	0.55x	4.5x
1/21/2021	Sanofi Bangladesh Limited	Researches, develops, manufactures, and markets therapeutic solutions, including immunology and inflammation, rare diseases neurology, oncology, and other vaccines.	Beximco Pharmaceuticals Limited (nka:Beximco Pharmaceuticals PLC.)	$101	$35	NA	NA	2.84x	NA
			Mean					2.34x	23.7x
			Median					2.28x	4.5x

Source: Capital IQ, Bloomberg, company filings, press releases.

KROLL 19

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

Valuation Multiples					Valuation Summary								
Metric	Public Companies Range			Public Companies Median	Selected Multiple Range			Company Performance		DCF Analysis Enterprise Value Range			
EV / 2026 EBITDA	7.2x	-	31.5x	8.5x	**8.0x**	**-**	**9.5x**	FY 3/31/2027 EBITDA	¥ 68,089	¥ 544,716	-	¥ 646,850
EV / 2027 EBITDA	6.7x	-	16.9x	7.0x	**6.5x**	**-**	**8.0x**	FY 3/31/2028 EBITDA	¥ 80,783	¥ 525,090	-	¥ 646,264
								Enterprise Value Range		**¥ 534,900**	**-**	**¥ 646,600**
										Implied Multiples		
EV / LTM Revenue	1.78x	-	9.13x	2.26x				FY 3/31/2026 Revenue	¥ 560,626	0.95x	-	1.15x
EV / 2026 Revenue	2.01x	-	6.87x	2.15x				FY 3/31/2027 Revenue	¥ 533,277	1.00x	-	1.21x
EV / 2027 Revenue	1.79x	-	5.48x	2.02x				FY 3/31/2028 Revenue	¥ 530,035	1.01x	-	1.22x
EV / LTM EBITDA	6.6x	-	9.9x	7.9x				FY 3/31/2026 EBITDA	¥ 55,700	9.6x	-	11.6x

Note: LTM for the Company as of March 31, 2026. The Company's EBITDA is adjusted to exclude public company costs, transaction costs and non-recurring items as provided by the management of the Company.

KROLL 20

Option Value Analysis Methodology and Key Assumptions Option Value Analysis • Based on Duff & Phelps’ valuation analysis, without considering optionality of the Company’s equity, the Company’s enterprise value, or asset value, is insufficient to fund the Company’s debt and other liabilities (including the arbitral award liabilities), leaving no equity value . However, using an option value analysis, which considers equity as an option on the asset value of the Company, indicates some equity value . • The option value analysis utilizes the Black - Scholes option pricing model to value equity as a call option on the assets of a company, using the amount of debt and other liabilities as the strike price. • The option value analysis assess the value of a company’s equity based on the likelihood that the value of the assets will exceed the amount of the debt and other liabilities, including accrued interest, in a certain time frame. Option Value Analysis Assumptions • The option value analysis utilizes the following assumptions: – Asset value based on the enterprise value ranges resulting from the discounted cash flow analysis and the selected public companies / M&A transactions analysis. – Strike price of the option is the forward value of total net liabilities (including debt, payables to related parties, cash, financial liabilities from arbitral awards, and future interest accruals) – Term of four to ten months, based on the estimated time frame for processes related to the arbitral award liabilities, per Company management. The option value analysis assumes that the Company is fully operational as a continuing business during this assumed term. – Asset volatility of 30.0%, based on the selected public companies. 21 Valuation Analysis

Discounted Cash Flow Analysis Low High Selected Public Companies / M&A Transactions Analysis Low High ̞ 646,600 - ̞ 534,900 ̞ 713,300 - ̞ 594,000 Valuation Summary and Obligations Enterprise Value Range (102,311) - (102,311) (102,311) - (102,311) Cash and Cash Equivalents 133,522 - 133,522 133,522 - 133,522 Bank Loans and Other Borrowings 155,000 - 155,000 155,000 - 155,000 Due to Related Parties 576,500 - 576,500 576,500 - 576,500 Financial Liabilities from Arbitral Awards ̞ 762,710 - ̞ 762,710 ̞ 762,710 - ̞ 762,710 Total Net Liabilities Option Model Assumptions 10.0 Months - 4.0 Months 10.0 Months - 4.0 Months Assumed Term 32.5% - 27.5% 32.5% - 27.5% Volatility 3.67% - 3.70% 3.67% - 3.70% Risk Free Rate ̞ 793,767 - ̞ 775,133 ̞ 793,767 - ̞ 775,133 Strike Price (Total Net Liabilities and Future Interest Accruals) Option Model Valuation Indications ̞ 62,125 - ̞ 2,504 ̞ 62,125 - ̞ 2,504 Equity Value Range $0.22 - $0.01 $0.22 - $0.01 Per Share Equity Value Range (USD) Option Value Analysis Summary Option Value Analysis Summary (RMB in thousands, except per Share values or otherwise noted) 22 Valuation Analysis Note: Balance sheet data as of March 31, 2026.

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